EXHIBIT D

           AGREEMENT WITH RESPECT TO THE JOINT FILING OF SCHEDULE 13D


                The undersigned hereby agree, in accordance with the provisions of Regulation Section 240.13d-1(f)(1) of the Securities Exchange Act of 1934, as amended (the "Act") to the joint filing of a statement of Schedule 13D of the Act pertaining to their ownership of securities of Lillian Vernon Corporation, a Delaware corporation. The undersigned further agree, each person or entity on whose behalf such statement is filed is responsible for its timely filing and for the timely filing of any amendment thereto and for the completeness and accuracy of the information concerning each person or entity contained therein.

                This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement this 13th day of June, 1995.




                            /s/ Lillian Vernon
                            --------------------
                                Lillian Vernon



                            /s/ David C. Hochberg
                            --------------------
                                David C. Hochberg



                            /s/ Fred P. Hochberg
                            --------------------
                                Fred P. Hochberg